                                 Exhibit (c)(3)

                               CREDIT AGREEMENT

                             AS OF APRIL 18, 1997

                                     AMONG

                               GTS DURATEK, INC.
                      THE SCIENTIFIC ECOLOGY GROUP, INC.
                              SEG COLORADO, INC.
                       HITTMAN TRANSPORT SERVICES, INC.
                     GTS INSTRUMENT SERVICES, INCORPORATED
                       GENERAL TECHNICAL SERVICES, INC.
                          ANALYTICAL RESOURCES, INC.

                                      AND

                     FIRST UNION NATIONAL BANK OF MARYLAND
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                            TABLE OF CONTENTS*

                                                                         Page
                                                                         ----
                                   ARTICLE I
                                  DEFINITIONS

Section 1.01  Definitions................................................. 1
Section 1.02  Accounting Terms and Determinations......................... 1

                                   ARTICLE II
                                  THE CREDITS

Section 2.01  Commitments to Lend......................................... 1
Section 2.02  Methods of Borrowing........................................ 3
Section 2.03  Funding of Revolving Loans.................................. 4
Section 2.04  Note........................................................ 4
Section 2.05  Interest Rates.............................................. 4
Section 2.06  Fees........................................................ 5
Section 2.07  Maturity and Repayment of Revolving Loans................... 6
Section 2.08  General Provisions as to Payments........................... 8
Section 2.09  Computation of Interest and Fees............................ 8
Section 2.10  Letters of Credit........................................... 8

                                  ARTICLE III
                                   CONDITIONS

Section 3.01  Conditions to Closing.......................................13
Section 3.02  Conditions to all Credit Events.............................16

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01  Corporate Existence and Power...............................17
Section 4.02  Corporate and Governmental Authorization; No Contravention..17
Section 4.03  Binding Effect..............................................18
Section 4.04  Financial Condition.........................................18
Section 4.05  Litigation..................................................19
Section 4.06  Regulation U; Use of Proceeds...............................19
Section 4.07  Regulatory Restrictions on Borrowing........................19

________________________
     *The Table of Contents is not a part of the Credit Agreement.

Section 4.08  Subsidiaries................................................19
Section 4.09  Full Disclosure.............................................20
Section 4.10  Tax Returns and Payments....................................20
Section 4.11  Compliance with ERISA.......................................20
Section 4.12  Intellectual Property.......................................20
Section 4.13  No Burdensome Restrictions..................................21
Section 4.14  Environmental Matters.......................................21
Section 4.15  Accounts....................................................21
Section 4.16  Fair Labor Standards Act....................................22

                                   ARTICLE V
                                   COVENANTS

Section 5.01  Information.................................................22
Section 5.02  Payment of Obligations......................................26
Section 5.03  Maintenance of Property; Insurance..........................26
Section 5.04  Conduct of Business and Maintenance of Existence............27
Section 5.05  Compliance with Laws........................................27
Section 5.06  Accounting; Inspection of Property, Books and Records.......27
Section 5.07  Collection of Accounts......................................28
Section 5.08  Notification to Account Debtors.............................28
Section 5.09  Restriction on Liens........................................29
Section 5.10  Limitation on Debt..........................................30
Section 5.11  Limitation on Guarantees....................................30
Section 5.12  Consolidated Capital Expenditures...........................30
Section 5.13  Consolidations, Mergers and Sales of Assets.................31
Section 5.14  Investments; Line of Business...............................31
Section 5.15  Dividends, etc..............................................31
Section 5.16  Use of Proceeds.............................................32
Section 5.17  Transactions with Other Persons.............................33
Section 5.18  Minimum Consolidated Tangible Net Worth.....................33
Section 5.19  Minimum Liquidity...........................................33
Section 5.20  SEG Deferred Revenue Turnover...............................33
Section 5.21  LC Cash Collateral Account..................................33
Section 5.22  Independence of Covenants...................................33

                                   ARTICLE VI
                                    DEFAULTS

Section 6.1   Events of Default...........................................34
Section 6.2   Cash Cover..................................................36

                                  ARTICLE VII
                                   THE AGENTS

Section 7.01  Appointment and Authorization...............................36
Section 7.02  Individual Capacity.........................................37
Section 7.03  Delegation of Duties........................................37
Section 7.04  Reliance by the Agents......................................37
Section 7.05  Notice of Default...........................................38
Section 7.06  Non-Reliance on the Agents and Other Banks..................38
Section 7.07  Exculpatory Provisions......................................38
Section 7.08  Indemnification.............................................39
Section 7.09  Resignation; Successors.....................................39

                                  ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

Section 8.01  Increased Cost and Reduced Return...........................40

                                   ARTICLE IX
                                 MISCELLANEOUS

Section 9.01  Notices.....................................................41
Section 9.02  No Waivers..................................................42
Section 9.03  Expenses; Indemnification...................................42
Section 9.04  Amendments and Waivers......................................43
Section 9.05  Successors and Assigns......................................43
Section 9.06  Right to Set-Off............................................44
Section 9.07  Governing Law...............................................44
Section 9.08  Arbitration; Submission to Jurisdiction.....................44
Section 9.09  Counterparts; Integration; Effectiveness....................45
Section 9.10  Confidentiality.............................................46

Exhibit A-1   -   Form of Tennessee Letter of Credit ($12,270,000)
Exhibit A-2   -   Form of Tennessee Letter of Credit ($3,000,000)
Exhibit B     -   Form of Revolving Note
Exhibit C     -   Form of Notice of Issuance for Performance Letters of Credit
Exhibit D     -   Form of Opinion of Counsel for the Borrowers
Exhibit E-1   -   Form of Security Agreement (Parent Company and Subsidiaries)
Exhibit E-2   -   Form of Security Agreement (SEG and Subsidiaries)
Exhibit F     -   Form of Assignment of Patents and Trademarks
Exhibit G     -   Form of Notice of Assignment of Government Contracts

Schedule 4.05 -   Litigation
Schedule 4.08     Subsidiaries
Schedule 5.09     Liens

          CREDIT AGREEMENT dated as of April 18, 1997 among GTS DURATEK, INC., a Delaware corporation, THE SCIENTIFIC ECOLOGY GROUP, INC., a Tennessee corporation, SEG COLORADO, INC., a Delaware corporation, HITTMAN TRANSPORT SERVICES, INC., a Delaware corporation, GTS INSTRUMENT SERVICES, INCORPORATED, a Maryland corporation, GENERAL TECHNICAL SERVICES, INC., a Maryland corporation, ANALYTICAL RESOURCES, INC., a Pennsylvania corporation, and FIRST UNION NATIONAL BANK OF MARYLAND, a national banking association, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association.

          The parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS


          SECTION 1.01  DEFINITIONS.  All capitalized terms used in this
                        -----------
Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth in the Appendix attached hereto identified as the Definitions Appendix. The Definitions Appendix is incorporated herein by reference in its entirety and is a part of this Agreement to the same extent as if it had been set forth in this Section
1.01 in full.

          SECTION 1.02  ACCOUNTING TERMS AND DETERMINATIONS.  Unless otherwise
                        -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrowers' independent public accountants) with the most recent audited consolidated financial statements of the Parent Company and its Consolidated Subsidiaries delivered to the Bank; provided that until such time
                                                 --------
as the Bank has received audited consolidated financial statements of SEG or audited consolidated financial statements of the Parent Company which include SEG as a Consolidated Subsidiary, such determinations with respect to SEG shall be consistent with the most recent unaudited consolidated financial statements of SEG delivered to the Bank.

                                  ARTICLE II
                                  THE CREDITS

          SECTION 2.01  COMMITMENTS TO LEND.

     (a) Revolving Loans.  The Bank agrees, on the terms and conditions set
         ---------------
forth in this Agreement, to make advances (each a "Revolving Loan") to the Borrowers pursuant to this Section 2.01(a) from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Revolving Loans at any one time outstanding will not exceed the lesser of (i) the Revolving Loan Commitment and (ii) the Borrowing Base. Within the foregoing limit, the Borrowers may borrow under this
Section 2.01(a), prepay and reborrow Revolving Loans at any time during the Revolving Credit Period

          The Revolving Loan Commitment shall be initially $8,800,000. Upon a decrease in the Tennessee Letter of Credit Liabilities pursuant to Section 2.01(b) and if no Default has occurred and is continuing hereunder, the Revolving Loan Commitment may be increased from time to time, at the discretion of the Parent Company, in an amount equal to the amount by which the Tennessee Letter of Credit Liabilities have decreased (rounded downward to the nearest $1,000); provided that such increases in the Revolving Loan Commitment shall not
         --------
exceed $4,000,000 in the aggregate. The Parent Company may exercise its right to so increase the Revolving Loan Commitment by written notice to the Bank within 30 Business Days of the related decrease in the Tennessee Letter of Credit Liabilities.

          Upon an increase in the Tennessee Letter of Credit Liabilities pursuant to Section 2.01(b), the Revolving Loan Commitment shall be decreased automatically, without any further action by the Bank, in an amount equal to the amount by which the Tennessee Letter of Credit Liabilities have increased (rounded upward to the nearest $1,000); provided that such decreases in the
                                        --------
Revolving Loan Commitment shall not exceed $4,000,000 in the aggregate.

     (b) Tennessee Letter of Credit.  The North Carolina Bank agrees, on the
         --------------------------
terms and conditions set forth in this Agreement, to issue letters of credit (collectively, the "Tennessee Letter of Credit") on the Closing Date substantially in the form of Exhibit A-1 and A-2 hereto in the aggregate stated amount not to exceed the Tennessee Letter of Credit Commitment naming the State of Tennessee, or a division thereof, as beneficiary, for the account of SEG, as required by the State of Tennessee pursuant to Chapter 1200, Section 2-10.12 of the Official Compilation Rules and Regulations of the State of Tennessee, to provide security for such Borrower's obligation to reclaim its facility located in Oak Ridge, Tennessee upon the closure of such facility. The Borrowers acknowledge that the North Carolina Bank will assign, and does hereby assign, to the Bank a 100% participation interest in the Tennessee Letter of Credit Liabilities and the Tennessee Reimbursement Obligations.

          The Tennessee Letter of Credit Commitment shall be initially $15,270,000. Upon written notice to SEG that the State of Tennessee has increased the amount required to secure SEG's reclamation obligations described above (and delivery of such notice to the Administrative Agent) and deposit with the Collateral Agent of funds to the LC Cash Collateral Account required to maintain the balance of such account at 38% (or greater) of the Tennessee Letter of Credit Liabilities, the Tennessee Letter of Credit Commitment shall increase by an amount required to satisfy the requirements of the State of Tennessee; provided that such increases shall not exceed $4,000,000 in the aggregate. Upon
--------
such an increase in the Tennessee Letter of Credit Commitment, the North Carolina Bank shall, subject to the terms of this Agreement, either (i) issue an additional letter of credit in a stated amount equal to the Tennessee Letter of Credit Commitment less the amount of the Tennessee Letter of Credit Liabilities then outstanding or (ii) upon delivery to the Administrative Agent of a Tennessee Letter of Credit for cancellation, issue a replacement letter of credit in a stated amount equal to the sum of (A) the stated amount of such Tennessee Letter of Credit plus (B) the Tennessee Letter of Credit Commitment less the amount of the Tennessee Letter of Credit Liabilities then outstanding (after giving effect to such cancellation), in either case for the benefit of the State of Tennessee and in the form of an existing Tennessee Letter of Credit or such cancelled Tennessee Letter of Credit or such other form as is required by the State of Tennessee and is reasonably acceptable to the North Carolina Bank.

          Upon delivery to the Administrative Agent of (x) written notice to SEG that the State of Tennessee has decreased the amount required to secure SEG's reclamation obligations described above and (y) the Tennessee Letter of Credit related to such decrease, the Administrative Agent shall cancel such Tennessee Letter of Credit and the Tennessee Letter of Credit Commitment shall then decrease by the amount equal to the stated amount of such canceled Tennessee Letter of Credit. Upon such decrease in the Tennessee Letter of Credit Commitment, (a) the North Carolina Bank shall, subject to the terms of this Agreement, issue a replacement letter of credit in a stated amount equal to the Tennessee Letter of Credit Commitment less the amount of the Tennessee Letter of Credit Liabilities (after giving effect to such cancellation) for the benefit of the State of Tennessee and in the form of such cancelled Tennessee Letter of Credit or such other form as is required by the State of Tennessee and is reasonably acceptable to the North Carolina Bank and (b) the Collateral Agent shall release those funds from the LC Cash Collateral Account by which the balance in such account exceeds 38% of the Tennessee Letter of Credit Liabilities.

     (c) Performance Letters of Credit.  The Bank agrees, on the terms and
         -----------------------------
conditions set forth in this Agreement, to issue Performance Letters of Credit hereunder from time to time before the 30th day before the Revolving Loan Termination Date for the account, and upon the request, of any Borrower and in support of (i) performance obligations of such Borrower under the Borrower's contracts and (ii) such other obligations of the Borrower as are acceptable to the Bank; provided that, immediately after each Performance Letter of Credit is
          --------
issued, the aggregate amount of the Performance Letter of Credit Liabilities shall not exceed the lesser of (i) the Performance Letter of Credit Commitment and (ii) the Borrowing Base.

          SECTION 2.02  METHODS OF BORROWING.

     (a) Operating Account Overdrafts.  If on any day Items are presented to the
         ----------------------------
Bank for payment against the Operating Account which Items, in the aggregate, would, if paid in full, cause the Available Balance in the Operating Account on such day to be less than $100,000, such presentation shall be deemed to be a request by the Borrowers for a Revolving Loan on the date of such presentation in an amount equal to the amount (rounded upward to the nearest $1,000) required to cause such Available Balance to equal $100,000.

     (b) Overdrafts in Other Accounts.  The Bank may, at its option, pay any
         ----------------------------
Item which will cause any deposit account maintained by any Borrower with the Bank to become overdrawn, and such payment shall be deemed a Revolving Loan hereunder.

          SECTION 2.03  FUNDING OF REVOLVING LOANS.  The proceeds of each
                        --------------------------
Revolving Loan deemed to be requested under Section 2.02 shall be disbursed by the Bank by way of direct payment of the relevant Item or by way of deposit to the Operating Account of the amount set forth in Section 2.02(a), as the case may be.

          SECTION 2.04  NOTE.
                        ----

     (a) Evidence of Revolving Loans.  The Revolving Loans shall be evidenced by
         ---------------------------
a single Revolving Note substantially in the form of Exhibit B hereto made by the Borrowers payable to the order of the Bank in an amount equal to the aggregate unpaid principal amount of the Revolving Loans.

     (b) Records of Amounts Due.  The Bank shall record the date and amount of
         ----------------------
each Revolving Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if the Bank so elects in connection with any transfer or enforcement of the Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Revolving Loan then outstanding; provided that the failure of the Bank to make any such recordation or
--------
endorsement shall not affect the obligations of the Borrowers hereunder or under the Note. The Bank is hereby irrevocably authorized by the Borrowers so to endorse the Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

          SECTION 2.05  INTEREST RATES.

     (a) LIBOR Market Index Rate.  Each Revolving Loan shall bear interest on
         -----------------------
the outstanding principal amount thereof, for each day from the date such Revolving Loan is made until it becomes due, at a rate per annum equal to the LIBOR Market Index Rate for such day. Such interest shall be payable for each month in arrears on the first day of the immediately succeeding calendar month.

          The "Adjusted London Interbank Offered Rate" means on any day a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the London Interbank Offered Rate for such day by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          "LIBOR Market Index Rate" means for any day, the sum of (i) the Adjusted London Interbank Offered Rate for such day plus (ii) 2.00%.

          The "London Interbank Offered Rate" means the rate per annum designated as the British Bankers' Association settlement rate as of 11:00 A.M. (London time) for one month deposits in Dollars in the London interbank market that appears on the display on page 3750

(under the caption "USD" of the Telerate Services, Incorporated screen (the "Telerate Screen") (or on such other display as may replace such page on the Telerate Screen) at such time) each Euro-Dollar Business Day; provided that if
                                                              --------
no offered quotations appear on the Telerate Screen or if quotations are not given on the Telerate Screen for such one month period, then the London Interbank Offered Rate shall mean the rate per annum determined by the Bank at which United States Dollars in the amount of $5,000,000 are being offered to leading banks in the London interbank market for Dollar deposits at approximately 11:00 A.M. London time two Euro-Dollar Business Days prior to such day for settlement in immediately available funds by leading banks in the London interbank market for a one month period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Revolving Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          The LIBOR Market Index Rate may change from day to day with changes to occur on the date the London Interbank Offered Rate changes on the Telerate Screen, or if such rate is not available, by reference to the rate being offered to leading banks.

     (b) Overdue Amounts.  Any overdue principal of or interest on any Revolving
         ---------------
Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2.00% plus the LIBOR Market Index Rate applicable to such Revolving Loan on such day.

     (c) Determination of Interest Rates.  The Bank shall determine each
         -------------------------------
interest rate applicable to the Revolving Loans hereunder, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.06  FEES.
                        ----

     (a) Revolving Loan Commitment Fee.  The Borrowers shall pay to the Bank a
         -----------------------------
facility fee for each month of the Revolving Loan Commitment (the "Facility Fee") in an amount equal to the product of (i) the amount of the Revolving Loan Commitment as of the first day of such month multiplied by (ii) 35 basis points per annum. Such Facility Fee shall be payable in advance for each month on the first day of such month; provided that if on any day the Revolving Loan
                         --------
Commitment is increased pursuant to Section 2.01(a), the Borrowers shall pay to the Bank on such day for each day remaining in the month in which such increase occurs an amount equal to the product of (i) the amount of such increase in the Revolving Loan Commitment multiplied by (ii) 35 basis points per annum.

     (b) Servicing Fee.  The Borrowers shall pay to the Bank a monthly servicing
         -------------
fee (the "Servicing Fee") equal to $300. The Servicing Fee shall accrue from and including the Effective Date to but excluding the Revolving Loan Termination Date (or earlier date of termination of the Revolving Loan Commitment in its entirety) and shall be payable for each month in arrears on the first day of the immediately succeeding calendar month.

     (c) Tennessee Letter of Credit Fee.  The Borrowers shall pay to the North
         ------------------------------
Carolina Bank a letter of credit fee (the "Tennessee Letter of Credit Fee") at a rate per annum equal to the product of (i) 1.00% multiplied by (ii) the aggregate amount available for drawing under the Tennessee Letter of Credit. Such fee shall be payable in advance on the Effective Date and on each anniversary of the Effective Date for so long as the Tennessee Letter of Credit is outstanding; provided that if any Tennessee Letter of Credit shall be
                --------
canceled prior to its stated expiration date, the Administrative Agent will remit to the Parent Company a percentage of the related Tennessee Letter of Credit Fee equal to the fraction (expressed as a percentage) of (y) the number of months (or any portion thereof) remaining on the term of such canceled Tennessee Letter of Credit as of the end of the month during which such cancellation occurs over (z) 12 . The Borrowers agree to pay to the Administrative Agent, upon each issuance of, payment under and/or amendment of the Tennessee Letter of Credit, such amount as shall at the time of such issuance, payment or amendment be the administrative charges and expenses which the Bank is customarily charging for issuances of, payments under or amendments to letters of credit issued by it.

     (d) Performance Letter of Credit Fees.  The Borrowers shall pay to the Bank
         ---------------------------------
a letter of credit fee (the "Performance Letter of Credit Fee") for each day at a rate per annum equal to the product of (i) 1.50% multiplied by (ii) the aggregate amount available for drawing under any Performance Letter of Credit issued and outstanding on such day. Such fee shall be payable, for each Performance Letter of Credit, in advance on the day such Performance Letter of Credit is issued. The Borrowers agree to pay to the Bank, upon each issuance of, payment under and/or amendment of a Performance Letter of Credit, such amount as shall at the time of such issuance, payment or amendment be the administrative charges and expenses which the Bank is customarily charging for issuances of, payments under or amendments to letters of credit issued by it.

          SECTION 2.07  MATURITY AND REPAYMENT OF REVOLVING LOANS.

     (a) Maturity at Revolving Loan Termination Date.  Each Revolving Loan shall
         -------------------------------------------
mature on the Revolving Loan Termination Date and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     (b) Mandatory Prepayments of Revolving Loans.  If on any day the Credit
         ----------------------------------------
Agreement Liabilities exceed the Borrowing Base, the Borrowers shall prepay, and there shall become due and payable, on such date the principal amount of the Revolving Loans equal to such excess, together with interest thereon to the date of repayment.

     (c) Mandatory Repayments from Operating Account.
         -------------------------------------------

               (i) Deposits of Proceeds to Operating  Account.  The Borrowers
                   ------------------------------------------
     shall instruct all Account Debtors and other Persons obligated in respect of Accounts and other Collateral to make all payments in respect of the Accounts or other Collateral directly to a post office box which shall be in the name and under the control of the Bank. Except as provided in
     Section 3.03 of the Security Agreements, all such payments made to the Bank shall be deposited in the Operating Account. In addition to the foregoing, the Borrowers agree that if the proceeds of any Collateral (including the payments made in respect of Accounts) shall be received by it, the Borrowers shall, unless Section 3.03 of the Security Agreement shall require otherwise, as promptly as possible deposit such proceeds to the Operating Account. Until so deposited, all such proceeds shall be held in trust by the Borrowers for and as the property of the Bank and shall not be commingled with any other funds or property of the Borrowers. The Borrowers hereby irrevocably authorize and empower the Bank, its officers, employees and authorized agents to endorse and sign its name on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Borrowers prior to any endorsement or assignment thereof by the Bank. The Bank may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

               (ii) Revolving Loans Due to Extent of Available Balance.  Each
                    --------------------------------------------------
     Business Day, the principal amount of the Revolving Loans which equals the amount by which the then Available Balance exceeds $100,000 shall become due and payable.

               (iii)  Withdrawals from Operating Account to Pay Revolving Loans.
                      ---------------------------------------------------------
     The amount by which the then Available Balance exceeds $100,000, or so much thereof as is necessary to pay in full the principal amount of Revolving Loans referred to in this Section 2.07(c)(iii), shall be withdrawn by the Bank each Business Day and applied to repay the principal amount of Revolving Loans which is then due and payable (including those principal amounts which become due and payable on such date pursuant to subsection
     (ii) above).

     (d) Optional Prepayments of Revolving Loans.  The Borrowers may prepay any
         ---------------------------------------
Revolving Loan, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each prepayment of a Revolving Loan shall be applied to such Revolving Loan or Revolving Loans as the Borrowers may designate (or, failing such designation, as determined by the Bank).

          SECTION 2.08  GENERAL PROVISIONS AS TO PAYMENTS.  The Borrowers shall
                        ---------------------------------
make each payment of principal of and interest on the Revolving Loans and of fees hereunder not later than 12:00 Noon (local time in Baltimore, Maryland) on the date when due, without set-off, counterclaim or other deduction, in Federal or other funds immediately available in Baltimore, Maryland, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute such payments to the Banks, or either of them, as shall be entitled thereto. The Borrowers hereby irrevocably authorize the Administrative Agent to deduct from the Operating Account at any time such amount as may then be necessary to pay Obligations then due and payable. If the Available Balance for any day is greater than $0 and the Administrative Agent does not deduct amounts from the Operating Account which are due and payable on such day pursuant to Sections 2.05(a), 2.06 or 2.07(b), such amounts shall become due and payable upon 5 days prior written notice to the Parent Company. Whenever any payment of principal of, or interest on, the Revolving Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          Each of the Obligations of the Borrowers hereunder is senior to the obligations of the Parent Company, General Technical Services, Inc. and GTS Instrument Services, Incorporated under a certain Convertible Debenture dated November 7, 1995 issued to BNFL Inc. in the principal amount of $10,000,000 and to any and all renewals and replacements thereof and modifications and amendments thereto.

          SECTION 2.09  COMPUTATION OF INTEREST AND FEES.  Interest on Revolving
                        --------------------------------
Loans, Letter of Credit Liabilities and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.10  LETTERS OF CREDIT.

     (a) Method of Issuance of Performance Letters of Credit.  The Parent
         ---------------------------------------------------
Company shall give the Bank notice substantially in the form of Exhibit C hereto (a "Notice of Issuance") of the requested issuance or extension of a Performance Letter of Credit prior to 1:00 P.M. (local time in Baltimore, Maryland) at least three Business Days (or such shorter period as may be agreed by the Bank in any particular instance) prior to the proposed date of issuance or extension (which shall be a Business Day), specifying the date such Performance Letter of Credit is to be issued or extended, the Borrower which shall be the account party thereunder, and describing the terms of such Performance Letter of Credit and the nature of the transactions to be supported thereby. The issuance by the Bank of each Performance Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Performance Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Bank and that the Borrowers shall have executed and delivered such other instruments and agreements relating to such Performance Letter of Credit as the Bank shall have reasonably requested. The extension or renewal of any Performance Letter of Credit shall be deemed to be an issuance of such Performance Letter of Credit, and if any Performance Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Bank, the Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Performance Letter of Credit have also theretofore been met with respect to such extension. No Performance Letter of Credit shall have a term of more than one year; provided that a Performance Letter of Credit may contain a provision
      --------
pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Bank; provided further that no Performance Letter
                                     -------- -------
of Credit shall have a term extended or be so extendable beyond one year following the Revolving Loan Termination Date.

     (b) Conditions to Issuance of Performance Letters of Credit.  The Bank
         -------------------------------------------------------
shall not issue any Performance Letter of Credit unless (i) such Performance Letter of Credit shall be satisfactory in form and substance to the Bank, (ii) the Borrowers shall have executed and delivered such other instruments and agreements relating to such Performance Letter of Credit as the Bank shall have reasonably requested, (iii) the Bank shall have confirmed on the date of such issuance that neither the Performance Letter of Credit Commitment nor the Borrowing Base will be exceeded immediately after such Performance Letter of Credit is issued and (iv) the Bank shall not have been notified by a Borrower or otherwise have become aware that any condition specified in Section 3.02(iii),
(iv) or (v) is not satisfied on the date such Performance Letter of Credit is to be issued.

     (c) Drawings and Reimbursements of Letters of Credit .  Upon receipt from
         -------------------------------------------------
the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the Issuing Bank determines that any such drawing shall be honored, the Issuing Bank shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Parent Company as to the amount to be paid as a result of such drawing and the payment date. The Borrowers shall be irrevocably and unconditionally obligated immediately upon any such drawing to reimburse the Issuing Bank for any amounts paid by the Issuing Bank under any Letter of Credit, together with any and all reasonable charges and expenses which the Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the LIBOR Market Index Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable (collectively, the "Reimbursement Obligations"). Such Reimbursement Obligations shall be due and payable (i) at or before 1:00 P.M. (local time in Baltimore, Maryland) on the date the Issuing Bank notifies the Parent Company of such drawing, if such notice is given at or before 10:00 A.M. (local time in Baltimore, Maryland) on such date or (ii) at or before 10:00 A.M. (local time in Baltimore, Maryland) on the immediately succeeding Business Day; provided that no payment otherwise required by this
                         --------
sentence to be made by the Borrowers at or before 1:00 P.M. (local time in Baltimore, Maryland) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the Issuing Bank, in its reasonable discretion, shall have been made by the Borrowers at or before 1:00 P.M. (local time in Baltimore, Maryland) on such day and such payment is actually made at or before 3:00 P.M. (local time in Baltimore, Maryland) on such day. In addition, the Borrowers agree to pay to the Issuing Bank interest on any and all Reimbursement Obligations not paid by the Borrowers to the Issuing Bank when due under this subsection (c), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2.00% plus the LIBOR Market Index Rate for such day (such interest to constitute an additional Reimbursement Obligation). Each payment to be made by the Borrowers pursuant to this subsection (c) shall be made to the Issuing Bank in Federal or other funds immediately available to it at its address referred to in Section 9.01.

          If on any day, following the application of Section 2.07(b), the Credit Agreement Liabilities exceed the Borrowing Base, the Borrowers shall pay to the Collateral Agent an amount in immediately available funds (which shall be held as Collateral and applied pursuant to the Security Agreements) equal to the amount of such excess.

     (d) Purchase and Sale of Tennessee Letter of Credit Participation.  Upon
         -------------------------------------------------------------
the issuance by the North Carolina Bank of the Tennessee Letter of Credit, the North Carolina Bank shall be deemed, without further action by any party hereto, to have transferred to the Bank and the Bank shall be deemed without further action by any party hereto, to have purchased from he North Carolina Bank, without recourse or warranty, a 100% undivided participation interest in the Tennessee Letter of Credit and the related Tennessee Letter of Credit Liabilities.

     (e) Duties of North Carolina Bank to the Bank; Reliance.  In determining
         ---------------------------------------------------
whether to pay under the Tennessee Letter of Credit, the North Carolina Bank shall not have any obligation relative to the Bank or the related Tennessee Letter of Credit Liabilities other than to determine that any document required to be delivered under such Tennessee Letter of Credit or that any documents required to be delivered under such Tennessee Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Tennessee Letter of Credit. Any action taken or omitted to be taken by the North Carolina Bank under or in connection with the Tennessee Letter of Credit shall not create for the North Carolina Bank any resulting liability if taken or omitted in the absence of gross negligence or willful misconduct. The North Carolina Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrowers set forth in the last sentence of Section 3.02 to establish whether the conditions specified in clause (v) of Section 3.02 are met in connection with any issuance or extension of the Tennessee Letter of Credit. The North Carolina Bank shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by the North Carolina Bank and upon the Tennessee Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopier, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the Borrowers shall have notified the North Carolina Bank that such documents do not comply with the terms and conditions of the Tennessee Letter of Credit. The North Carolina Bank shall be fully justified in refusing to take any action requested of it under this Section in respect of any Tennessee Letter of Credit unless it shall first have received such advise or concurrence of the Bank as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take, or omitting or continuing to omit, any such action. Notwithstanding any other provision of this Section, the North Carolina Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Tennessee Letter of Credit in accordance with a request of the Bank, and such request and any action taken or failure to act pursuant hereto shall be binding upon the Bank; provided that this sentence shall not affect any rights the
               --------
Borrowers may have against the Bank that make such request.

     (f) Obligations of the Bank to Reimburse the North Carolina Bank for Unpaid
         -----------------------------------------------------------------------
Drawings Under Tennessee Letter of Credit.  If the North Carolina Bank makes any
-----------------------------------------
payment under any Tennessee Letter of Credit and the Borrowers shall not have reimbursed such amount in full to the North Carolina Bank, the North Carolina Bank shall promptly notify the Bank, and the Bank shall promptly and unconditionally pay the North Carolina Bank, the amount of such payment under the Tennessee Letter of Credit made by the North Carolina Bank; provided,
                                                                --------
however, that the Bank shall not be obligated to pay to the North Carolina Bank for any wrongful payment made by the North Carolina Bank under the Tennessee Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence by the North Carolina Bank. Upon payment in full of all amounts payable by the Bank under this subsection, the Bank shall be subrogated to the rights of the North Carolina Bank against the Borrowers.

     (g) Obligations in Respect of Letters of Credit Unconditional.  The
         ---------------------------------------------------------
obligations of the Borrowers and the Issuing Bank under this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

               (iii) the use which may be made of any Letter of Credit by, or any acts or omission of, a beneficiary of any Letter of Credit (or any Person for whom the beneficiary may be acting);

               (iv) the existence of any claim, set-off, defense or other rights that any Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction;

               (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) payment under a Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that the Issuing Bank's
                                     --------
     determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

               (vii) any other act or omission to act or delay of any kind by the Issuing Bank or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of any Borrower's or the Issuing Bank's obligations hereunder.

Nothing in this subsection (g) is intended to limit the right of the Borrowers to make a claim against the Issuing Bank for damages as contemplated by the proviso to the first sentence of subsection (h).
-------

     (h) Indemnification in Respect of Letters of Credit. Each Borrower hereby
         -----------------------------------------------
indemnifies and holds harmless the Issuing Bank and its successors and assigns from and against any and all claims, damages, losses, liabilities, costs or expenses which they may incur and neither the Issuing Bank nor its successors and assigns, nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrowers shall not be required to indemnify
                  --------
the Issuing Bank or its successors and assigns for any claims, damages, losses, liabilities, costs or expenses, and the Borrowers shall have a claim against the Issuing Bank for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (h) is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

     (i) In the event that any term or provision contained in this Agreement shall conflict with or be inconsistent with the terms and provisions of any letter of credit application executed and delivered by a Borrower in connection with a Letter of Credit, the terms and provisions of this Agreement shall govern.

                                  ARTICLE III
                                  CONDITIONS

          SECTION 3.01  CONDITIONS TO CLOSING.  The obligation of the Banks to
                        ---------------------
make the first Revolving Loan or issue the first Letter of Credit hereunder is subject to the satisfaction of the following conditions:

     (a) Effectiveness.  This Agreement shall have become effective in
         -------------
accordance with Section 9.09.

     (b) Note.  On or prior to the Closing Date, the Bank shall have received a
         ----
duly executed Revolving Note dated on or before the Closing Date complying with the provisions of Section 2.04.

     (c) Other Loan Documents.  Each of the Loan Documents to be executed on or
         --------------------
before the Closing Date shall be in form and substance satisfactory to the Agents and shall have been duly executed and delivered to the Agents by each of the parties thereto.

     (d) Deposit to LC Cash Collateral Account.  On or prior to the Closing
         -------------------------------------
Date, the Collateral Agent shall have received the deposit required pursuant to
Section 3.05 of the Security Agreement executed and delivered by the Parent Company.

     (e) Adverse Change, etc.  On the Closing Date, nothing shall have occurred
         -------------------
(and the Administrative Agent shall not have become aware of any facts or conditions not previously known) which the Administrative Agent shall determine has, or could reasonably be expected to have, a Material Adverse Effect.

     (f) Officer's Certificate.  The Administrative Agent shall have received a
         ---------------------
certificate dated the Closing Date signed on behalf of each Borrower by the Chairman of the Board, the President, any Vice President or the Treasurer of such Borrower stating that (x) on the Closing Date and after giving effect to the Revolving Loans being made on the Closing Date, no Default or Event of Default shall have occurred and be continuing and (y) to the best knowledge and belief of such officer, the representations and warranties of such Borrower contained in the Loan Documents are true and correct on and as of the Closing Date.

     (g) Opinion of Borrowers' Counsel.  On the Closing Date, the Administrative
         -----------------------------
Agent shall have received from counsel to the Borrowers an opinion addressed to the Administrative Agent, dated the Closing Date, substantially in the form of Exhibit D hereto.

     (h) Corporate Proceedings.  On the Closing Date, the Administrative Agent
         ---------------------
shall have received (i) a copy of each Borrower's articles or certificate of incorporation (or analogous organizational documents), as amended, certified by the appropriate agency of the state of such

Borrower's incorporation; (ii) for each Borrower, a certificate of the appropriate agency of the state of such Borrower's incorporation, dated as of a recent date, as to the good standing and if available listing in long-form the charter or similar organizational documents of such Borrower on file; and (iii) a certificate of the Secretary or an Assistant Secretary of each Borrower dated the Closing Date and certifying (A) that the articles or certificate of incorporation of such Borrower have not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (ii) above, (B) as to the absence of dissolution or liquidation proceedings by or against such Borrower, (C) that attached thereto is a true and complete copy of the by-laws of such Borrower as in effect on the date of such certification and all other times relevant to the transactions contemplated hereby, (D) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of such Borrower authorizing the execution, delivery and performance of this Agreement, the Note and such Borrower's Security Agreement and each other document delivered in connection herewith or therewith and that said resolutions have not been amended and are in full force and effect on the date of such certificate, (E) as to the incumbency and specimen signatures of each officer of such Borrower executing this Agreement, the Note and such Borrower's Security Agreement or any other document delivered in connection herewith or therewith and (F) certifying as to the names and respective jurisdictions of incorporation of all Subsidiaries of such Borrower existing on the Closing Date.

          All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement or in any other document delivered in connection therewith shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     (i) Perfection of Security Interests; Search Reports.  On or prior to the
         ------------------------------------------------
Closing Date, the Collateral Agent shall have received:

               (i) a Perfection Certificate of each Borrower, substantially in the form of Exhibit A to each of the Security Agreements;

               (ii) Notices of Assignment with respect to Government Contracts identified in any Perfection Certificate duly executed by the Borrower party to such contract in compliance with the Assignment of Claims Act;

               (iii) Assignments of Security Interest in United States Patents and Trademarks for Patents and Trademarks identified in any Perfection Certificate duly executed by the appropriate Borrower and in form appropriate for filing at the United States Patent and Trade Mark Office;

               (iv) appropriate Financing Statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests purported to be created by the Loan Documents;

               (v) copies of reports from an independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements that name any Borrower (under its present name and any previous name and, if requested by the Bank, under any trade names) as debtor or seller that are filed in the jurisdictions referred to in such Borrower's Perfection Certificate, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing; and

               (vi) evidence of the completion of all other filings and recordings of, or with respect to, the Loan Documents as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Loan Documents.

          The obligation of the Bank to make the first Revolving Loan shall be subject to the additional condition that the Collateral Agent shall have received copies of reports from an independent search service reasonably satisfactory to the Collateral Agent indicating that, from and including February 13, 1997 to one Business Day after the Effective Date, no financing statements were filed with the Secretary of State of Tennessee or at the Maryland State Department of Assessments and Taxation that name SEG or Hittman Transport Services, Inc. as debtor or seller with respect to any of their respective Accounts or General Intangibles (as defined in the Security Agreements).

     (j)  Closing Date Borrowing Base Certificate.  On the Closing Date, the
          ---------------------------------------
Parent Company shall have delivered to the Bank its initial Borrowing Base Certificate meeting the requirements of Section 5.01(f).

     (k)  Payment of Fees.  All costs, fees and expenses due to the Banks on or
          ---------------
before the Closing Date (including, without limitation, all audit fees incurred with respect to audits performed prior to the Closing Date, and all legal fees and expenses) shall have been paid.

     (l)  Counsel Fees.  The Banks shall have received payment from the
          ------------
Borrowers of the fees and expenses of McGuire, Woods, Battle & Boothe, L.L.P., described in Section 9.03 which are billed through the Closing Date.

     (m)  Consummation of the Acquisition.  On or prior to the Closing Date,
          -------------------------------
there shall have been delivered to the Administrative Agent true and correct copies of all Acquisition Documents, certified as such by an officer of the Parent Company, and all terms and conditions of the Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and shall not be amended without the consent of the Administrative Agent. The Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the Parent Company, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties of the Parent Company and, to the knowledge of the Borrowers, the representations and warranties of Westinghouse set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Closing Date. Each of the conditions precedent to the Parent Company's obligation to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied to the reasonable satisfaction of the Administrative Agent or waived with the consent of the Administrative Agent, and the Acquisition shall have been consummated in accordance with all applicable laws and the Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Administrative Agent).

The Banks shall promptly notify the Parent Company of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. The documents referred to in this Section shall be delivered to the Banks or the Agents, as appropriate, no later than the Closing Date. The certificates and opinion referred to in this Section shall be dated the Closing Date.

          SECTION 3.02  CONDITIONS TO ALL CREDIT EVENTS.  The obligation of the
                        -------------------------------
Bank to make each Revolving Loan and the obligation of the Issuing Bank to issue (or renew or extend the term of) any Letter of Credit are subject to the satisfaction of the following conditions:

               (i)    the fact that the Closing Date shall have occurred;

               (ii) in the case of Performance Letters of Credit, receipt by the Bank of a Notice of Issuance;

               (iii) the fact that, immediately after such Credit Event, (A) the aggregate outstanding principal amount of all Revolving Loans shall not exceed the lesser of (w) the Revolving Loan Commitment and (x) the Borrowing Base, (B) the aggregate amount of Performance Letter of Credit Liabilities will not exceed the lesser of (y) the Performance Letter of Credit Commitment and (z) the Borrowing Base, and (C) the aggregate amount of Credit Agreement Liabilities will not exceed the Borrowing Base (after giving effect to the application of the proceeds of any Revolving Loan then being made or Letter of Credit being issued);

               (iv) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing; and

               (v) the fact that the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents shall be true on and as of the date of such Credit Event.

Each Credit Event hereunder shall be deemed to be a representation and warranty by each Borrower on the date of such Credit Event as to the facts specified in clauses (iii), (iv) and (v) of this Section.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants that:

          SECTION 4.01  CORPORATE EXISTENCE AND POWER.  Each Borrower and each
                        -----------------------------
of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Borrower and each of its Subsidiaries is duly qualified as a foreign corporation and in good standing in each jurisdiction where qualification is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify, in the aggregate, could have a Material Adverse Effect.

          SECTION 4.02 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing as shall have been taken or made and that is in full force and effect from and after the Closing Date) and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles or certificate of incorporation or by-laws (or analogous organizational documents) of such Borrower or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting such Borrower or any or its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries.

          SECTION 4.03  BINDING EFFECT.   Each Loan Document (other than the
                        --------------
Note) to which a Borrower is a party constitutes a valid and binding agreement of such Borrower and the Note, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Borrower, in each case enforceable against each Borrower in accordance with its terms except in each case as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.04  FINANCIAL CONDITION.

     (a)  Audited Financial Statements.  The consolidated balance sheet of the
          ----------------------------
Parent Company as of December 31, 1996, and the Parent Company's related consolidated statements of income and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Parent Company as of such date and its consolidated results of operations and cash flows for such fiscal year. To the knowledge of the Parent Company, the unaudited consolidated balance sheet of SEG as of December 31, 1996, and the unaudited consolidated statement of income of SEG for the fiscal year ended December 31, 1996, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of SEG as of such date and SEG's consolidated results of operation for such fiscal year. As of the date of such financial statements, no Borrower had any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

     (b)  Material Adverse Change.  Since December 31, 1996, there has been no
          -----------------------
material adverse change in the condition (financial or otherwise), results of operations, properties, assets, or business of the Parent Company and its Consolidated Subsidiaries, considered as a whole except as disclosed in the financial statements of the Parent Company referred to in subsection (a) above (including, without limitation, changes disclosed in such financial statements with respect to the M-Area Contract) and in Schedule 2.6 of the Acquisition Agreement.

     (c)  Solvency.  On and as of the Closing Date, on a pro-forma basis after
          --------
giving effect to the transactions contemplated hereby and to all Debt incurred, and to be incurred, and Liens created, and to be created, by the Borrowers in connection therewith, (i) the sum of the assets, at fair valuation, of the Parent Company and its Consolidated Subsidiaries, taken as a whole, will exceed Debts (without duplication) of the Parent Company and its Consolidated Subsidiaries, taken as a whole, (ii) each Borrower will not have unreasonably small capital with which to conduct its business, and (iii) the Parent Company and its Consolidated Subsidiaries, taken as a whole, will not have incurred or intended to, or believe that they will, incur Debts beyond their ability to pay as such Debts mature.

          SECTION 4.05  LITIGATION.  Except as disclosed in Schedule 4.05, there
                        ----------
is no action, suit, proceeding or investigation pending against, or to the knowledge of any Borrower threatened against, contemplated or affecting, any Borrower or any of its Subsidiaries before any court, arbitrator or any governmental body, agency or official which has, or, if adversely determined, could reasonably be expected to have, a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of this Agreement, the Note or any of the other Loan Documents and there is no basis known to any Borrower or any of its Subsidiaries for any such action, suit, proceeding or investigation.

          SECTION 4.06  REGULATION U; USE OF PROCEEDS.  No Borrower nor any of
                        -----------------------------
the Borrowers' Subsidiaries own any "margin stock" as such term is defined in Regulation U. The proceeds of the Revolving Loans will be used by the Borrowers only for the purposes set forth in Section 5.16 hereof.

          SECTION 4.07  REGULATORY RESTRICTIONS ON BORROWING.  No Borrower nor
                        ------------------------------------
any of the Borrowers' Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

          SECTION 4.08  SUBSIDIARIES.  Part I of Schedule 4.08 (as such Schedule
                        ------------
may be supplemented by a writing delivered by the Borrowers to the Bank from time to time after the Effective Date) hereto lists all Subsidiaries of the respective Borrowers (and the direct and indirect ownership interests of the Borrowers therein), in each case existing on the Effective Date. Except as set forth on Part 1 of such Schedule 4.08 (as supplemented from time to time), each such Subsidiary existing on the date hereof is, and, in the case of any additional corporate Subsidiaries formed after the Effective Date, each of such additional corporate Subsidiaries will be at each time that this representation is made or deemed to be made after the Effective Date, a wholly-owned Subsidiary that is a corporation duly incorporated, validly existing and, to the extent relevant in such jurisdiction, in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Except as listed on Part 2 of Schedule 4.08 (as such Schedule may be supplemented by a writing delivered by the Borrowers to the Bank from time to time after the Effective Date), no Borrower nor any of the Borrowers' Subsidiaries is engaged in any joint venture or partnership with any other Person.

          SECTION 4.09  FULL DISCLOSURE.  All factual information (taken as a
                        ---------------
whole) furnished by or on behalf of the Borrowers or any of the Borrowers' Subsidiaries in writing to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. Except for economic trends generally known to the public affecting generally the industry in which the Borrowers and the Borrowers' Subsidiaries conduct their business, the Borrowers have disclosed to the Bank in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Borrowers can now reasonably foresee), the business, operations or financial condition of the Borrowers, taken as a whole, or the ability of any Borrower to perform its obligations under this Agreement.

          SECTION 4.10  TAX RETURNS AND PAYMENTS.  Each Borrower and each of its
                        ------------------------
Subsidiaries has filed all United States Federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due pursuant to such returns or pursuant to any assessment received by such Borrower or such Subsidiary, other than those not yet delinquent and except for those contested in good faith. Each Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in good faith judgment of the management of such Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          SECTION 4.11  COMPLIANCE WITH ERISA.  Each member of the ERISA Group
                        ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.12  INTELLECTUAL PROPERTY.  Except as disclosed in Schedule
                        ---------------------
2.15.3 to the Acquisition Agreement, each Borrower and its Subsidiaries owns or possesses or holds under valid licenses all Patents, Trademarks, service marks, trade names, copyrights, Licenses and other intellectual property rights that are necessary for the operation of their respective properties and businesses, and no Borrower nor any of the Borrowers' Subsidiaries is in violation of any provision thereof. Each Borrower and its Subsidiaries conduct their respective businesses without infringement or claim of infringement of any material license, patent, trademark, trade name, service mark, copyright, trade secret or any other intellectual property right of others and there is no infringement or claim of infringement by others of any material license, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right of any Borrower or its Subsidiaries, other than such infringement or claim which is disclosed in Schedule 2.15.3 of the Acquisition Agreement.

          SECTION 4.13  NO BURDENSOME RESTRICTIONS.  No contract, lease,
                        --------------------------
agreement or other instrument to which any Borrower or its Subsidiaries is a party or by which any of their property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has had or is reasonably expected to have a Material Adverse Effect.

          SECTION 4.14  ENVIRONMENTAL MATTERS.  In the ordinary course of its
                        ---------------------
business, each Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of such Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted at any such facility, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, each Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of such Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.15  ACCOUNTS.  With respect to each Eligible Account, all
                        --------
records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and all papers and documents (if any) relating thereto: (i) represent legal, valid and binding obligations of the respective Account Debtor, subject to adjustments customary in the business of the Borrowers, with respect to unpaid indebtedness incurred by such Account Debtor in respect of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) are the only original writings evidencing and embodying such obligation of the Account Debtor named therein (other than copies created for general accounting purposes) and are in compliance with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

          SECTION 4.16  FAIR LABOR STANDARDS ACT.  All Inventory has or will
                        ------------------------
have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended from time to time, or any successor statute, and regulations promulgated thereunder.

                                   ARTICLE V
                                   COVENANTS

          The Borrowers agree that, so long as the Bank has any Commitment hereunder or any Obligation remains unpaid:

          SECTION 5.01  INFORMATION.  The Borrowers will deliver or cause to be
                        -----------
delivered to the Administrative Agent:

     (a)  Annual Financial Statements.  As soon as available and in any event
          ---------------------------
within 120 days after the end of each fiscal year:

               (i) copies of the Parent Company's Annual Report to Shareholders and, as soon as available and in any event within 90 days after the end of each fiscal year, copies of the Parent Company's Annual Report on Form 10-K for such fiscal year, such reports to include a consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by KPMG Peat Marwick LLP or other independent public accountants satisfactory to the Bank, which opinion shall not be qualified as to the scope of the audit and which shall state that such consolidated financial statements present fairly the consolidated financial position of the Parent Company and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with generally accepted accounting principles applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception or qualification arising out of the scope of the audit; and

               (ii) copies of reports of (x) the Parent Company and its Consolidated Subsidiaries (excluding SEG and its Consolidated Subsidiaries) and (y) SEG and its Consolidated Subsidiaries which include for each such entity and its Consolidated Subsidiaries (A) a consolidated balance sheet for such entity and its Consolidated Subsidiaries as of the end of such fiscal year, (B) consolidated statements of income and cash flows for such entity and its Consolidated Subsidiaries for such fiscal year, and (C) statements of income indicating revenue and expenses generated by each business line of such entity and its Consolidated Subsidiaries for such fiscal year, all in reasonable detail and certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Parent Company.

     (b)  Quarterly Financial Statements.  As soon as available and in any event
          ------------------------------
within 45 days after the end of each of the first three fiscal quarters of each fiscal year:

               (i) copies of the Parent Company's Quarterly Report on Form 10-Q for such quarter, such report to include all financial statements and financial information required by Rule 10-01 of Regulation S-X (which includes a consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries, and the related consolidated statements of income and cash flows for such fiscal quarter and the portion of such year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of the previous fiscal year and for the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Parent Company; and

               (ii) copies of reports of (x) the Parent Company and its Consolidated Subsidiaries (excluding SEG and its Consolidated Subsidiaries) and (y) SEG and its Consolidated Subsidiaries which include for each such entity and its Consolidated Subsidiaries (A) a consolidated balance sheet for such entity and its Consolidated Subsidiaries as of the end of such fiscal quarter and (B) consolidated statements of income for such entity and its Consolidated Subsidiaries for such fiscal quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Parent Company.

     (c)  Officer's Certificate.  Simultaneously with the delivery of each set
          ---------------------
of financial statements referred to in subsections (a)(i) and (b)(i) above, a certificate of the chief financial officer or chief accounting officer of the Parent Company, (i) if applicable, setting forth in reasonable detail the calculations required to establish whether the Borrowers were in compliance with the requirements of Sections 5.18 and 5.19 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto and (iii) stating whether, since the date of the most recent previous delivery of financial statements pursuant to subsections (a)(i) and (b)(i) of this Section, there has been any material adverse change in the condition (financial or otherwise), results of operations, properties, assets or business of the Parent Company and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change.

     (d)  Accountant's Certificate.  If requested by the Administrative Agent,
          ------------------------
simultaneously with the delivery of each set of financial statements referred to in subsection (a) above (or at such other time as the Administrative Agent may specify), a statement of the firm of independent public accountants which reported on such statements (x) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (y) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to subsection (c) above.

     (e)  Waste Tracking Report.  As soon as available and in any event within
          ---------------------
45 days after the end of each fiscal quarter, a report from SEG setting forth the amount of waste then held or being processed by SEG, the average number of days required for SEG to process waste received (on a per unit basis) and such other information as the Bank may reasonably require.

     (f)  Borrowing Base Certificate.  As soon as available and in any event
          --------------------------
within 25 days after the end of each calendar month, a Borrowing Base Certificate executed by the chief financial officer or chief accounting officer of the Parent Company setting forth the Borrowing Base as of the last Business Day of such month.

     (g)  Accounts Receivables Agings.  As soon as available and in any event
          ---------------------------
within 25 days after the end of each calendar month, a report listing all Accounts of the Borrowers as of the last Business Day of such month, which report shall include the amount and age of each Account, the name of each Account Debtor and such other information as the Bank may require in order to verify the Eligible Accounts, all in reasonable detail and in form satisfactory to the Bank. The Borrowers shall deliver annually on the first day of the second quarter of each fiscal year and within 5 days of the Bank's request the name and mailing address of each Account Debtor.

     (h)  Accounts Payable Agings.  As soon as available and in any event within
          -----------------------
45 days after the end of each fiscal quarter, a report listing all accounts payable of the Borrowers as of the last Business Day of such quarter, which report shall include the amount and age of each account payable, the name of each payee and such other information as the Bank may require, all in reasonable detail and in form satisfactory to the Bank.

     (i)  Environmental Database Reports. Written notice to the Administrative
          ------------------------------
Agent of the existence and location of any new facility of any Borrower at which Hazardous Substances will be processed for disposal or reclamation; and a risk portfolio or environmental database report for each such facility, obtained by the Administrative Agent at the Borrowers' expense upon notice of each new facility and at least every two years with respect to all such facilities, and prepared by an entity and in detail satisfactory to the Administrative Agent; and copies of all state inspections, including updates, and all internally prepared environmental audits relating to any such facility on an annual basis.

     (j)  Default.  Forthwith upon the occurrence of any Default, a certificate
          -------
of the chief financial officer or chief accounting officer of the Parent Company setting forth the details thereof and the action which the Borrowers are taking or proposes to take with respect thereto.

     (k)  Litigation.  As soon as reasonably practicable after obtaining
          ----------
knowledge of the commencement of, or of a material threat of the commencement of, an action, suit, proceeding or investigation against any Borrower or any of its Subsidiaries which could materially adversely affect the condition (financial or otherwise), results of operations, properties, assets or business of any Borrower or the Parent Company and its Consolidated Subsidiaries, considered as a whole, or could otherwise have a Material Adverse Effect or which in any manner questions the validity of this Agreement or any of the other transactions contemplated hereby or thereby, an explanation of the nature of such pending or threatened action, suit, proceeding or investigation and such additional information as may be reasonably requested by the Bank.

     (l)  Auditors' Management Letters.  Promptly upon receipt thereof, copies
          ----------------------------
 of each report submitted to any Borrower or its Consolidated Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of such Borrower or its Consolidated Subsidiaries including, without limitation, each report submitted to such Borrower or its Consolidated Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of such Borrower and its Consolidated Subsidiaries.

     (m)  Tax Returns. Upon request (excluding such returns or reports for SEG
          -----------
or any of its Consolidated Subsidiaries for any period prior to the period in which the Closing Date occurs), copies of (i) all federal, state and local income tax returns filed by any Borrower or its Subsidiaries, (ii) all quarterly reports by any Borrower or its Subsidiaries on Form 941 and (iii) all annual FUTA tax returns of any Borrower or its Subsidiaries.

     (n)  ERISA Matters.  If and when any member of the ERISA Group (i) gives or
          -------------
is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment-or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent Company setting forth details as to such occurrence and action, if any, which any Borrower or applicable member of the ERISA Group is required or proposes to take.

     (o)  Environmental Matters.  Promptly, upon receipt of any complaint,
          ---------------------
order, citation, notice or other written communication from any Person with respect to, or upon any Borrower's obtaining knowledge of, (A) the existence or alleged existence of a violation of any applicable Environmental Law in connection with any property now or previously owned, leased or operated by a Borrower or any of its Subsidiaries, (B) any release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law and (c) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case in which there is a reasonable likelihood of an adverse decision or determination which could result in a Material Adverse Effect.

     (p)  Major Contracts.  Written notice immediately upon the award to any
          ---------------
Borrower of, or the termination, lapse or nonrenewal of, any contract or agreement providing for aggregate payments to such Borrower over the term thereof in excess of $10,000,000.

     (q)  UCC Search Reports.  As soon as reasonably practicable but in no event
          ------------------
later than 15 Business Days after the Effective Date, copies of reports from an independent search service reasonably satisfactory to the Collateral Agent indicating that, from and including February 13, 1997 to one Business Day after the Effective Date, no financing statements were filed with the Secretary of State of Tennessee or at the Maryland State Department of Assessments and Taxation that name SEG or Hittman Transport Services, Inc. as debtor or seller with respect to any of their respective Accounts or General Intangibles (as defined in the Security Agreements).

     (r)  Other Information.  From time to time such additional financial or
          -----------------
other information regarding the condition (financial or otherwise), results of operations, properties, assets or business of any Borrower or its Subsidiaries as the Bank may reasonably request.

          SECTION 5.02  PAYMENT OF OBLIGATIONS.  The Borrowers will pay and
                        ----------------------
discharge, and will cause each of their respective Subsidiaries to pay and discharge, as the same shall become due and payable, (i) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of their properties or assets and (ii) all lawful taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official, except where any of the items in clause (i) or (ii) of this Section
5.02 may be diligently contested in good faith by appropriate proceedings and the related Borrower or Subsidiary shall have set aside on its books, if required under generally accepted accounting principles, appropriate reserves for the accrual of any such items.

          SECTION 5.03  MAINTENANCE OF PROPERTY; INSURANCE.

     (a)  Maintenance of Properties.  The Borrowers will keep, and will cause
          -------------------------
each of their respective Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear.

     (b)  Insurance.  The Borrowers will maintain, and will cause each of their
          ---------
respective Subsidiaries to maintain, insurance with financially sound and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the respective Borrowers and their Subsidiaries operate. The Borrowers will deliver to the Collateral Agent upon request from time to time full information as to the insurance carried.

          SECTION 5.04  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.  The
                        ------------------------------------------------
Borrowers will continue, and will cause each of their respective Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrowers and such Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of their respective Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall
                                --------
prohibit (i) the merger of a Subsidiary into a parent Borrower or another Subsidiary if after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Parent Company in good faith determines that such termination is in the best interest of the Borrowers and is not materially disadvantageous to the Banks.

          SECTION 5.05  COMPLIANCE WITH LAWS.  The Borrowers will comply, and
                        --------------------
will cause each of their respective Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.06 ACCOUNTING; INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrowers will keep, and will cause each of their respective Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of their respective Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of their respective Subsidiaries to permit, representatives of the Bank to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired. Each of the Borrowers acknowledge that the Collateral Agent will be conducting an audit of each Borrower's books and records and a field examination of each Borrower's facilities within six months of the Closing Date and that the first $6,000 of expense incurred in connection with such audits and field exams will be borne by the Borrowers (and will constitute an Obligation hereunder).

          SECTION 5.07  COLLECTION OF ACCOUNTS.  The Borrowers shall use their
                        ----------------------
best efforts to cause to be collected from each Account Debtor, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. No Borrower shall rescind or cancel any indebtedness or obligation evidenced by any Account, modify, make adjustments to, extend, renew, compromise or settle any material dispute, claim, suit or legal proceeding relating to or sell or assign any Account, or interest therein, without the prior written consent of the Collateral Agent, except that, subject to the rights of the Banks under the Loan Documents, as long as a Default or an Event of Default shall not have occurred and be continuing, a Borrower may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of discounts, over-billings and miscellaneous credits, all in accordance with the Borrower's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by a Borrower or any of the Banks, shall be borne by the Borrowers.

          SECTION 5.08  NOTIFICATION TO ACCOUNT DEBTORS.  Upon the effectiveness
                        -------------------------------
of this Agreement, the Borrowers will promptly notify each Account Debtor in respect of any Account or Instrument that any payments due or to become due in respect of such Collateral are to be made in the name of the related Borrower to such address and post office box as shall be specified by the Collateral Agent;

provided that such notification with respect to any Account or Instrument owned
--------
by SEG or any of its Consolidated Subsidiaries shall be given to each related

Account Debtor as soon as practicable but in no event later than 120 days after the Effective Date. Except as set forth in Section 3.03 of the Security Agreement, each such payment shall, upon receipt by the Collateral Agent, be deposited in the Operating Account in accordance with Section 2.07(c). Upon the occurrence and continuation of an Event of Default, the Borrowers will promptly notify (and the Borrowers hereby authorize the Collateral Agent so to notify) each Account Debtor in respect of any Account or Instrument that such Collateral has been assigned to the Collateral Agent and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent in accordance with Section 3.03 of the Security Agreement.

          SECTION 5.09  RESTRICTION ON LIENS.  The Borrowers will not, and will
                        --------------------
not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrowers or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to a Borrower or its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute;

provided that the provisions of this Section 5.09 shall not prevent the
--------
creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):

               (i) Liens existing on the date of this Agreement, described in
     Schedule 5.09 hereto, securing Debt outstanding on the date of this Agreement and then in an aggregate principal or face amount not exceeding $500,000;

               (ii) any purchase money security interest (including the interest of a lessor under a Capital Lease) on any capital asset of any Borrower if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the Debt secured by such purchase money security interest does not exceed the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby to such Borrower; provided, that the aggregate amount of Debt
                               --------
     secured by such Liens which is incurred by SEG as a result of the Acquisition does not exceed $2,000,000 in the aggregate at any one time outstanding and that all other Debt secured by such Liens does not exceed $1,000,000 in the aggregate at any one time outstanding, and provided
                                                                  --------
     further, that no such purchase money security interest shall extend to or
     -------
     cover any property or asset of such Borrower other than the related asset;

               (iii) any Lien existing on an asset prior to the acquisition thereof by a Borrower or any Subsidiary and not created in contemplation of such acquisition;

               (iv) Liens created by the Loan Documents;

               (v) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount
                                            --------
     of such Debt is not increased and such Debt is not secured by any additional assets;

               (vi) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Parent Company) have been established;

               (vii) Liens imposed by law securing the charges, claims, demands or levies of carriers, warehousemen, mechanics and other like persons which were incurred in the ordinary course of business which (A) do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use thereof in the operation of the business of any Borrower or Subsidiary or (B) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien;

               (viii) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) not securing Debt or Derivatives Obligations incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

               (ix) Liens constituting easements, rights of way and similar charges, title defects or other irregularities with respect to real property which do not result in a Material Adverse Effect and which do not affect the marketability of the property subject thereto;

               (x) leases or subleases of any of the Borrowers' owned or leased real property which leases or subleases do not result in a Material Adverse Effect or the retention of title by a lessor which has entered into an operating lease with a Borrower; and

               (xi) Liens arising from the rendering of a final judgment or order against any Borrower which does not give rise to any Event of Default.

          SECTION 5.10  LIMITATION ON DEBT.  The Borrowers will not, and will
                        ------------------
not permit any of their respective Subsidiaries to, incur or to become liable with respect to any Debt except (i) Debt outstanding under this Agreement and the Revolving Note, (ii) Debt secured by a Permitted Lien, and (iii) Debt existing on the Closing Date which is disclosed on the financial statements of the Borrowers referenced in Section 4.04.

          SECTION 5.11  LIMITATION ON GUARANTEES.  No Borrower nor any of its
                        ------------------------
Subsidiaries shall Guarantee any Debt of any Person or Persons, except Debt permitted under Section 5.10.

          SECTION 5.12  CONSOLIDATED CAPITAL EXPENDITURES.  Consolidated Capital
                        ---------------------------------
Expenditures will not, for any fiscal year of the Borrowers, exceed $6,000,000.

          SECTION 5.13  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.  No
                        -------------------------------------------
Borrower will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of such Borrower to any other Person or Persons.

          SECTION 5.14  INVESTMENTS; LINE OF BUSINESS.

     (a)  Investments.  No Borrower nor any Subsidiary will hold, make or
          -----------
acquire any Investment in any Person, except:

               (i) each Borrower and any Subsidiary may invest in cash and Cash Equivalents;

               (ii) each Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (iii) each Borrower and any Subsidiary may acquire and own investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (iv) the Borrowers may make loans and advances to and investments in joint ventures which, in the aggregate for all Borrowers, do not exceed at any time $9,000,000; and, in addition, the Borrowers may make loans and advances to employees in the ordinary course of business, which, in the aggregate for all Borrowers, do not exceed at any time $2,000,000;

     (b)  Asset Acquisitions.  The Borrowers will not, and will not permit any
          ------------------
of their respective Subsidiaries to, acquire all or substantially all of the Assets of any Person or make any acquisition of assets outside the ordinary course of business.

     (c)  Joint Ventures and Similar Arrangements.  Except to the extent
          ---------------------------------------
permitted by Section 5.14(a)(iv), the Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any joint venture or partnership agreement or arrangement or any other agreement or arrangement with any Person involving the sharing of profits or joint or coordinated purchasing or distribution.

          SECTION 5.15  DIVIDENDS, ETC.

     (a)  Limitation on Dividends.  The Borrowers will not, and will not permit
          -----------------------
any of their respective Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of such Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of a Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

               (i) any Subsidiary of a Borrower may pay Dividends to such Borrower;

               (ii) the Parent Company may pay Dividends in an amount not to exceed $1,280,000 in any fiscal year of the Parent Company; and

               (iii) the Parent Company may redeem or purchase shares of its capital stock (A) as necessary if Westinghouse exercises its option under
     Section 5.8(b) of the Acquisition Agreement to require that the Parent Company purchase certain of its shares owned by Westinghouse; provided that
                                                                   --------
     such redemption or purchase shall occur not later than 135 days after the Effective Date and the number of shares so redeemed or purchased and the aggregate amount paid therefor shall not exceed 156,986 shares and $2,000,000, respectively or (B) upon the written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

     (b)  Restrictions with Respect to Intercorporate Transfers.  The Borrowers
          -----------------------------------------------------
will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to a Borrower or any Subsidiary, (b) make loans or advances to a Borrower or any Subsidiary, (c) transfer any of its properties or assets to a Borrower or any Subsidiary or (B) the ability of a Borrower or any Subsidiary of such Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

               (i)    this Agreement and the other Loan Documents;
               (ii)   applicable law;
               (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; and

               (iv) Liens permitted under Section 5.09 and any documents or instruments governing the terms of any Debt or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only
                     --------
     to the assets subject to such Liens.

          SECTION 5.16  USE OF PROCEEDS.  The proceeds of the Revolving Loans
                        ---------------
made under this Agreement will be used by the Borrowers for general corporate purposes. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

          SECTION 5.17  TRANSACTIONS WITH OTHER PERSONS.  The Borrowers will
                        -------------------------------
not, and will not permit any of their respective Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the right of a Borrower or any of its Subsidiaries to amend or waive any of the provisions of this Agreement or any other Loan Document.

          SECTION 5.18  MINIMUM CONSOLIDATED TANGIBLE NET WORTH.  Consolidated
                        ---------------------------------------
Tangible Net Worth will not be less than $30,000,000 on any March 31, June 30, September 30 or December 31. The minimum Consolidated Tangible Net Worth required on each such date shall increase effective as of June 30, 1997 by an amount equal to the sum of (y) $6,000,000 minus the amount of operating loss or non-cash write-off of equipment recognized by the Parent Company prior to June 30, 1997 in connection with the M-Area Contract plus (z) $8,000,000 minus the portion of the purchase price paid in connection with the Acquisition which is allocated to Intangible Assets prior to June 30, 1997; provided that in no event
                                                       --------
shall (a) the increase in the required minimum Consolidated Tangible Net Worth resulting from this sentence exceed $36,000,000 or (b) the application of this sentence result in a reduction of the required minimum Consolidated Tangible Net Worth.

          SECTION 5.19  MINIMUM LIQUIDITY.  The ratio of the Parent Company's
                        -----------------
(i) consolidated cash, Cash Equivalents, other marketable securities and Accounts to (ii) Consolidated Current Liabilities will not at any time be less than 1.0 to 1.0.

          SECTION 5.20  SEG DEFERRED REVENUE TURNOVER.  The number of days equal
                        -----------------------------
to (A) the ratio of (i) SEG's deferred revenue as of the end of a month to (ii) the portion of SEG's gross revenue for the 12 months preceding such month end generated from Deferred Revenue Contracts multiplied by (B) 360 days shall be less than 120 days as of the end of at least one of every three consecutive months and shall not be greater than 240 days as of the end of any month.

          SECTION 5.21  LC CASH COLLATERAL ACCOUNT.  The amount on deposit in
                        --------------------------
the LC Cash Collateral Account shall at all times equal or exceed 38% of the Tennessee Letter of Credit Liabilities.

          SECTION 5.22  INDEPENDENCE OF COVENANTS.  All covenants contained
                        -------------------------
herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                  ARTICLE VI
                                   DEFAULTS

          SECTION 6.1  EVENTS OF DEFAULT.  If one or more of the following
                       -----------------
events ("Events of Default") shall have occurred and be continuing:

               (i) the Borrowers shall fail to pay when due any principal of the Revolving Loans or to reimburse when due any drawing under any Letter of Credit or shall fail to pay any interest on the Revolving Loans, any fee or any other amount payable hereunder or under the Note;

               (ii) any Borrower shall fail to observe or perform any covenant contained in Article V (other than those contained in Sections 5.01(a) through (e), Sections 5.01(h) and (i), 5.03(a), and 5.05);

               (iii) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i) or (ii) above) for 15 days after notice thereof has been given to the Borrowers by the Bank;

               (iv) any representation, warranty, certification or statement made by any Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

               (v) any Borrower or its Subsidiaries shall fail to make any payment or perform any collateralization obligation in respect of any Material Financial Obligations when due or within any applicable grace period;

               (vi) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of a Borrower or any of its Subsidiaries or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (vii) any Borrower or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (viii) an involuntary case or other proceeding shall be commenced against any Borrower or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any of its Subsidiaries under the federal Bankruptcy laws as now or hereafter in effect;

               (ix) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must

               (x) be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000;

               (xi) one or more judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against any Borrower or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

               (xii)  a Change of Control shall have occurred;

               (xiii) (A) any Loan Document shall fail for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the Collateral with the priority stated to be created thereby or such security interest shall at any time fail to constitute a valid and (to the extent required by the Loan Documents) perfected Lien with the priority stated to be created by the Loan Documents, or any Loan Document shall be contested by a Borrower or any of its Subsidiaries or a Borrower or any of its Subsidiaries shall deny that it has any further liability or obligation under a Loan Document to which it is a party, or a Borrower or any of its Subsidiaries shall fail to perform any of its obligations under the Loan Documents or (B) any creditor of a Borrower or any of its Subsidiaries (other than a creditor having a Lien permitted by Section 5.09(i) or (ii) and then solely with respect to the related asset) shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, or any such creditor shall establish or obtain any right in the Collateral which is equal to or senior to the security interests of the Collateral Agent, for the benefit of the Banks, in such Collateral; or

               (xiv) (A) an event or condition shall have occurred since the Effective Date which has had a material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets or business of the Parent Company and its Consolidated Subsidiaries, taken as a whole, the ability of the Parent Company and its Consolidated Subsidiaries to perform their obligations under this Agreement and the Note, or the rights and remedies of the Bank under this Agreement and the Note, which event or condition is not corrected within 15 days after notice from the Administrative Agent to the Borrower of the occurrence of such event or condition, or (B) the Banks shall reasonably suspect that one or more Events of Default have occurred, and the Parent Company, upon 30 days' notice thereof by the Administrative Agent, shall have failed to provide reasonably satisfactory evidence to the Banks that such Events of Default have not in fact occurred;

then, and in every such event, while such event is continuing, the Administrative Agent may (A) by notice to the Parent Company terminate the Commitments and they shall thereupon terminate, and (B) by notice to the Parent Company declare the Revolving Loans and Letter of Credit Liabilities (together with accrued interest thereon) to be, and the Revolving Loans and Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth in clause (A) above), all of which are hereby waived by each Borrower; provided
                                                                    --------
that in the case of any Default or any Event of Default specified in clause 6.1(vii) or 6.1(viii) above with respect to any Borrower, without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Revolving Loans and Letter of Credit Liabilities (together with accrued interest and accrued and unpaid fees thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

          SECTION 6.2  CASH COVER.  The Borrowers agree, in addition to the
                       ----------
provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent, pay to the Collateral Agent an amount in immediately available funds (which shall be held as Collateral and applied pursuant to the Security Agreements) equal to the aggregate amount available for drawing under all Letters or Credit then outstanding; provided that, upon the occurrence of
                                        --------
any Event of Default specified in Section 6.01(vii) or 6.01(viii) with respect to any Borrower, the Borrowers shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.


                                  ARTICLE VII
                                  THE AGENTS

          SECTION 7.01  APPOINTMENT AND AUTHORIZATION.  Each of the Banks hereby
                        -----------------------------
irrevocably designates and appoints each Agent as the Agent of each of the Banks to act as specified herein and in the other Loan Documents and to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent agrees to act as such upon the express conditions contained in this Article VII. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with the Banks, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either Agent. The provisions of this
Article VII are solely for the benefit of the Agents and Banks, and the Borrowers shall not have any rights as third party beneficiaries of any of the provisions hereof.

          SECTION 7.02  INDIVIDUAL CAPACITY.  Each Agent and its Affiliates may
                        -------------------
make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent. With respect to the Revolving Loans made by it and all Obligations owing to it, each Agent shall have the same rights and powers under this Agreement as the Banks and may exercise the same as though it were not the Agent, and the term "Banks" shall include such Agent in its individual capacity.

          SECTION 7.03  DELEGATION OF DUTIES.  Either Agent may execute any of
                        --------------------
its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 7.07.

          SECTION 7.04  RELIANCE BY THE AGENTS.  The Agents shall be entitled to
                        ----------------------
rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of such of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks.

          SECTION 7.05  NOTICE OF DEFAULT.  Neither Agent shall be deemed to
                        -----------------
have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from one of the Banks or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".

If an Agent receives such a notice, such Agent shall give prompt notice thereof to the Banks. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Banks, provided that,
                                                               --------
unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks.

          SECTION 7.06  NON-RELIANCE ON THE AGENTS AND OTHER BANKS.  Each of the
                        ------------------------------------------
Banks expressly acknowledges that neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to the Banks. Each of the Banks represents to the Agents that it has, independently and without reliance upon either Agent or the other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and made its own decision to make to enter into this Agreement. Each of the Banks also represents that it will, independently and without reliance upon either Agent or the other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers. Neither Agent shall have any duty or responsibility to provide the Banks with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrowers which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 7.07  EXCULPATORY PROVISIONS.  Neither Agent, nor any of
                        ----------------------
either Agent's officers, directors, employees, agents, attorneys-in-fact or affiliates, shall (i) be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence, willful misconduct or bad faith) or (ii) be responsible in any manner to the Banks for any recitals, statements, representations or warranties made by any Borrower or any of its officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Borrower or any of its officers to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to the Banks to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers. Neither Agent shall be responsible to the Banks for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made by any other Person herein or therein or made by any other Person in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Banks or by or on behalf of any Borrower to such Agent or the Banks or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Revolving Loans or of the existence or possible existence of any Default or Event of Default.

          SECTION 7.08  INDEMNIFICATION.  The Banks agree to indemnify each
                        ---------------
Agent in its capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrowers hereunder) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers; provided that the Banks shall be liable to either Agent for the
               --------
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, willful misconduct or bad faith of such Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreement in this
Section 7.08 shall survive the payment of all Revolving Loans, fees and other Obligations of the Borrowers arising hereunder.

          SECTION 7.09  RESIGNATION; SUCCESSORS.  Either Agent may resign as an
                        -----------------------
Agent upon 20 days' notice to Banks. Upon the resignation of an Agent, the Banks shall appoint a successor to such Agent, subject to prior approval by the Borrower and the consent of each Bank (such approval or consent, as the case may be, not to be unreasonably withheld), whereupon such successor Agent shall succeed to the rights, powers and duties of the retiring Agent, and the term "Agent" shall include such successor Agent effective upon its appointment, and the retiring Agent's rights, powers and duties as an Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation hereunder as an Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES


          SECTION 8.01  INCREASED COST AND REDUCED RETURN.

     (a) Increased Costs.  If on or after the date hereof, the adoption of any
         ---------------
applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject the Bank to any tax, duty or other charge with respect to the Revolving Loans, the Note or its obligation to make Revolving Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on the Revolving Loans or any other amounts due under this Agreement in respect of the Revolving Loans or its obligation to make Revolving Loans (except for changes in the rate of tax on the overall net income of the Bank); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, letters of credit issued or participated in by, or other credit extended by, an Issuing Bank or shall impose on the Bank or an Issuing Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Revolving Loans, the Note or its obligation to make Revolving Loans or its obligations hereunder in respect of Letters of Credit;

and the result of any of the foregoing is to increase the cost to the Bank or an Issuing Bank of making or maintaining any Revolving Loan, or of issuing any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank or an Issuing Bank under this Agreement or under the Note with respect thereto, by an amount deemed by the Bank or an Issuing Bank to be material, then, within 15 Business Days after demand by the Bank, the Borrowers shall pay to such Bank or Issuing Bank such additional amount or amounts, as determined by such Bank or Issuing Bank in good faith, as will compensate such Bank or Issuing Bank for such increased cost or reduction.

     (b) Capital Adequacy.  If the Bank or an Issuing Bank shall have determined
         ----------------
that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank or an Issuing Bank (or such Bank's or Issuing Bank's Parent) as a consequence of such Bank's or such Issuing Bank's obligations hereunder to a level below that which such Bank or Issuing Bank (or such Bank's or Issuing Bank's Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or such Issuing Bank to be material, then from time to time, within 15 Business Days after demand by such Bank or such Issuing Bank, the Borrowers shall pay to such Bank or such Issuing Bank such additional amount or amounts as will compensate such Bank or such Issuing Bank (or such Bank's or such Issuing Bank's Parent) for such reduction.

     (c) Notices.  The Bank or such Issuing Bank will promptly notify the Parent
         -------
Company of any event of which it has knowledge, occurring after the date hereof, that will entitle the Bank or the Issuing Bank to compensation pursuant to this Section. A certificate of the Bank or such Issuing Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank and such Issuing Bank may use any reasonable averaging and attribution methods.

                                  ARTICLE IX
                                 MISCELLANEOUS

          SECTION 9.01  NOTICES.  Unless otherwise specified herein, all
                        -------
notices, requests and other communications to a party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (i) at its address, facsimile number or telex number set forth on the signature pages hereof, or (ii) at such other address, facsimile number or telex number as such party may hereafter specify for the purpose of communication hereunder by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 48 hours after such communication is deposited in the mails, certified mail, return receipt requested, with appropriate first class postage prepaid, addressed as specified in this Section or (iv) if given by any other means, when delivered at the address specified in this Section 9.01. Notwithstanding anything herein to the contrary, any notice or other communication from the Bank to the Parent Company shall be deemed effective as to each of the Borrowers when given to the Parent Company in accordance with this Section 9.01. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

          SECTION 9.02  NO WAIVERS.  No failure by the Banks, the Administrative
                        ----------
Agent or the Collateral Agent to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03  EXPENSES; INDEMNIFICATION.

     (a) Expenses.  The Borrowers shall pay (i) all out-of-pocket expenses of
         --------
the Banks, Administrative Agent and Collateral Agent, including reasonable fees and disbursements of special and local counsel therefor, in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Banks, Administrative Agent and Collateral Agent, including (without duplication) the fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) Indemnity in Respect of Loan Documents.  Each Borrower agrees to
         --------------------------------------
indemnify the Banks, the Agents, their affiliates and their respective directors, officers, trustees, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Revolving Loans or of Letters of Credit hereunder; provided that no Indemnitee shall have the right to
                             --------
be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     (c) Indemnity in Respect of Environmental Liabilities.  Each Borrower
         -------------------------------------------------
hereby indemnifies the Banks and the Agents from and against and agrees to hold each of them harmless from any and all liabilities, losses, damages, costs and expenses of any kind (including without limitation reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) of any of the Banks or the Agents arising out of, in respect of or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, each Borrower hereby waives all rights for contribution or any other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Liabilities that it might have by statute or otherwise against any of the Banks or the Agents.

     SECTION 9.04  AMENDMENTS AND WAIVERS.  Any provision of this Agreement or
                   ----------------------
the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Banks and the Agents.

     SECTION 9.05  SUCCESSORS AND ASSIGNS.

     (a) Successors and Assigns.  The provisions of this Agreement shall be
         ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Banks and the Agents.

     (b) Assignments and Participations by the Banks.  The Banks may at any time
         -------------------------------------------
assign any or all of their rights under this Agreement or grant to one or more banks or other financial institutions (each a "Participant") participating interests in their Commitments or any or all of the Revolving Loans. In the event of any such assignment or grant by any of the Banks of rights hereunder or of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which such Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VII with respect to its participating interest to the same extent as if it were the Bank, subject to the same limitations.

     (c) Certain Limitations on Rights of Participants.  No Participant shall be
         ---------------------------------------------
entitled to receive any greater payment under Section 8.01 than the Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Parent Company's prior written consent.

     (d) Assignments to Federal Reserve Banks.  Any Bank may at any time assign
         ------------------------------------
all or any portion of its rights under this Agreement and the Revolving Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          SECTION 9.06  RIGHT TO SET-OFF.  Upon the occurrence and during the
                        ----------------
continuance of any Event of Default, the Banks hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, the Revolving Note, or any other Loan Documents irrespective of whether or not such Bank or an Agent shall have made any demand under this Agreement, the Revolving Note any other Loan Documents. The rights of the Banks under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

          SECTION 9.07  GOVERNING LAW.  This Agreement and the Revolving Note
                        -------------
shall be governed by and construed in accordance with the laws of the State of Maryland.

          SECTION 9.08  ARBITRATION; SUBMISSION TO JURISDICTION.

     (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement, the Note or any other Loan Document ("Disputes") between parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from loan documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

     Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which is located the office of the Bank identified in Section 9.01 as the place where notices are to be sent to the Bank. The expedited procedures set forth in Rule 51 et seq. of
                                                                    -------
the Arbitration Rules shall be applicable to claims of less than $1,000,000.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys.
The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Derivatives Obligations.

     (b) Notwithstanding the preceding binding arbitration provisions, the Banks, the Agents and the Borrowers agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Bank and the Borrowers shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Loan Document or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     The Borrowers, the Banks and the Agents agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     (c) Any legal action or proceeding with respect to this Agreement, the Note or any other Loan Document or any document related hereto or thereto may be brought in the courts of the State of Maryland in Baltimore, Maryland or of the United States of America for the District of Maryland, and by execution and delivery of this Agreement each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably and unconditionally waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of the forum non
                                                                ----- ---
conveniens which it now or hereafter may have to the bringing of any action or
----------
proceeding in such respective jurisdictions. Service of process in any such case may be had against any Borrower by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Borrowers agree that such service shall be valid in all respects for establishing personal jurisdiction over it.

          SECTION 9.09  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.  This
                        ----------------------------------------
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto.

          SECTION 9.10  CONFIDENTIALITY.  The Banks and the Agents agree to hold
                        ---------------
all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, provided that nothing herein shall prevent any of them from
           --------
disclosing such information (i) to any other Person if reasonably incidental to the administration of the Revolving Loans or the Letters of Credit, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which had been publicly disclosed other than as a result of a disclosure by any of them prohibited by this Agreement, (v) in connection with any litigation to which any of them or any of their subsidiaries or parent may be a party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder, (vii) to any assignee of any of their rights and obligations hereunder or any Participant and (viii) to their legal counsel and independent auditors. Subject to the consent of the Parent Company, the Banks, the Agents and McGuire, Woods, Battle & Boothe, L.L.P., may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web after the closing of the transactions contemplated by this Agreement in the form of a "tombstone" or otherwise describing the name of the Borrowers and the amount, type and closing date of such transactions, all at their sole expense.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

                              GTS DURATEK, INC., a
                              Delaware corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              GTS INSTRUMENT SERVICES,
                              INCORPORATED, a Maryland corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              GENERAL TECHNICAL SERVICES, INC.,
                              a Maryland corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              ANALYTICAL RESOURCES, INC.,
                              a Pennsylvania corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              THE SCIENTIFIC ECOLOGY GROUP, INC.,
                              a Tennessee corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              SEG COLORADO, INC.,
                              a Delaware corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              HITTMAN TRANSPORT SERVICES, INC.,
                              a Delaware corporation

                              By:/s/ Craig T. Bartlett
                                 ----------------------------------
                                 Name:Craig T. Bartlett
                                 Title:   Treasurer
                              10100 Old Columbia Road
                              Columbia, Maryland 21046
                              Attention: President
                              Phone:  (410) 312-5100
                              Fax: (410) 290-9070

                              FIRST UNION NATIONAL BANK OF
                              MARYLAND, a national banking association

                              By:/s/ Robert J. Bauer
                                 ----------------------------------
                                 Name:   Robert J. Bauer
                                 Title:      Vice President
                              First Union National Bank of Maryland
                              Portfolio Management Department
                              1970 Chain Bridge Road, VA1935
                              McLean, Virginia  22102
                              Phone:  (703) 760-6190
                              Fax:  (703) 760-6300

                              FIRST UNION NATIONAL BANK OF
                              MARYLAND, a national banking association, as Administrative Agent

                              By:/s/ Robert J. Bauer
                                 ----------------------------------
                                 Name:   Robert J. Bauer
                                 Title:      Vice President
                              First Union National Bank of Maryland
                              Portfolio Management Department
                              1970 Chain Bridge Road, VA1935
                              McLean, Virginia  22102
                              Phone:  (703) 760-6190
                              Fax:  (703) 760-6300

                              FIRST UNION NATIONAL BANK OF
                              MARYLAND, a national banking association, as Collateral Agent

                              By:/s/ Robert J. Bauer
                                 ----------------------------------
                                 Name:   Robert J. Bauer
                                 Title:      Vice President
                              First Union National Bank of Maryland
                              Portfolio Management Department
                              1970 Chain Bridge Road, VA1935
                              McLean, Virginia  22102
                              Phone:  (703) 760-6190
                              Fax:  (703) 760-6300

                              FIRST UNION NATIONAL BANK OF
                              NORTH CAROLINA, a national
                              banking association

                              By:/s/ Barbara Gell Carroll
                                 ----------------------------------
                                 Name:   Barbara Gell Carroll
                                 Title:      Senior Vice President
                              First Union National Bank of North Carolina
                              Attn:  International Division
                              301 South Tryon Street, M7
                              Charlotte, North Carolina  28288-0742
                              Phone:  (704) 374-3091
                              Fax:  (704) 383-6984
                              with a copy to:
                              First Union National Bank of Maryland
                              Portfolio Management Department
                              1970 Chain Bridge Road, VA1935
                              McLean, Virginia  22102
                              Phone:  (703) 760-6190
                              Fax:  (703) 760-6300